UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2020
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
Alimera Sciences Regains Compliance with Nasdaq Listing Standards
As previously reported, Alimera Sciences, Inc. (“we,” “our,” or “us”) received notice on September 11, 2019 from The Nasdaq Stock Market (“Nasdaq”) that we failed to comply with the Nasdaq Global Market’s Market Value of Listed Securities (“MVLS”) requirement because our MVLS was below $50,000,000 for the last 30 consecutive trading days prior to the date of the letter.
On March 6, 2020, we received a letter from Nasdaq informing us that we have regained compliance with the Nasdaq Listing Rules based on our compliance with a different listing standard - the Total Assets / Total Revenue Standard. That standard requires a listed company’s revenue and total assets to exceed $50 million in each case for the most recently completed fiscal year (and meet certain other requirements that we also met). Our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC on March 2, 2020, reflect that we met this standard as of December 31, 2019, the end of our most recent fiscal year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: March 6, 2020	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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